UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	98-0475673 (IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 Results of Operations and Financial Condition.

On February 27, 2020, Kingsway Financial Services Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and year ended December 31, 2018 (the “Press Release”). The Press Release corrects and replaces the press release relating to such results issued by the Company on March 14, 2019. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K provided under this Item 2.02 and Exhibit 99.1 attached hereto is being furnished to, and shall not be deemed “filed” with, the U.S. Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition.

On February 28, 2020, Mr. William A. Hickey, Jr., the Company’s Chief Financial Officer and principal accounting officer, submitted his resignation to the Company’s Board of Directors (the “Board”). Following the Board’s acceptance of such resignation, the Board appointed Mr. Kent A. Hansen to succeed Mr. Hickey as Chief Financial Officer and principal accounting officer.

Mr. Hansen, 48, joined the Company’s indirect, wholly-owned subsidiary, Kingsway America Inc. (“KAI”), as its Chief Financial Officer in December 2019. Prior to joining KAI, Mr. Hansen worked for LSC Communications, Inc. (“LSC”), most recently as its Chief Accounting Officer and Controller, from September 2016. Before LSC, Mr. Hansen served as Vice President, Assistant Controller, of Baxalta, Incorporated from 2015 to 2016, after serving in various finance and accounting roles (including Director of Accounting and SEC Reporting, Assistant Controller, and Group Chief Financial Officer) with Scientific Games Corporation (formerly WMS Industries, Inc.) from 2006 to 2015. Mr. Hansen’s previous experience includes roles in accounting and financial reporting at Accenture and as an auditor at Ernst and Young LLP. Mr. Hansen holds a BBA from University of Michigan - Ann Arbor and an MBA from Northwestern University’s Kellogg School of Business. A copy of the press release announcing such transition is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no relationships, transactions, arrangements or understandings involving Mr. Hansen or any of his immediate family members that would be required to be disclosed pursuant to Items 401(b), (d), or (e) or Item 404(a) of Regulation S-K.

Offer Letter. On February 28, 2020, in connection with his promotion, the Board reaffirmed the terms of Mr. Hansen’s prior Employment Offer Letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Hansen: (a) will receive an annual base salary of $360,000; (b) will be eligible to receive an annual discretionary bonus of up to 40% of his base salary; (c) will receive, in lieu of other bonus payment for such year, a one-time bonus of $50,000 in 2020; (d) will be eligible to receive equity incentives, subject to approval of an equity incentive plan by the Company’s stockholders; and (e) will be eligible to receive enhanced severance benefits if his employment is terminated under certain circumstances after the one (1) year anniversary of his employment by KAI.

Agreements with William A. Hickey, Jr. KAI entered into an Employment Separation Agreement and Release (the “Separation Agreement”) with Mr. Hickey on February 28, 2020, pursuant to which KAI will pay Mr. Hickey a one-time, lump sum severance of $360,000 and will vest 135,787 restricted shares of the Company’s Common Stock, $0.01 per share, held by Mr. Hickey, with the balance of Mr. Hickey’s restricted shares being forfeited. Mr. Hickey will provide consulting and transition support pursuant to the terms of a Consulting Agreement (the “Consulting Agreement”) through at least April 30, 2020, subject to renewal thereafter by agreement of the parties. In accordance with the Consulting Agreement, Mr. Hickey will receive a monthly payment of $30,000 for the months of March and April 2020 and an hourly consulting fee of $165 for time worked in subsequent months.

The foregoing descriptions of the Offer Letter, Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.2 through 10.4, respectively, to this Current Report on Form 8-K.

ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Exhibit Description

99.1	Press Release Titled “Kingsway Provides Further Update on 2018 Form 10-K Filings”

10.1	Press Release Titled “Kingsway Announces Executive Transition”

10.2	Employment Offer Letter, dated as of October 23, 2019, by and between Kent A. Hansen and Kingsway America Inc.

10.3	Employment Separation Agreement and Release, dated as of February 28, 2020, by and between Kingsway America Inc. and William A. Hickey, Jr.

10.4	Consulting Agreement, dated as of February 28, 2020, by and between Kingsway America Inc. and William A. Hickey, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

February 28, 2020	By: /s/ Paul R. Hogan
Paul R. Hogan, Secretary and General Counsel